UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

GAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road
Louisville, Colorado		80027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2022 (the “Closing Date”), Gaia, Inc., a Colorado corporation (the “Company” or “Gaia”), as borrower, and certain of its subsidiaries (the “Subsidiary Guarantors”), as guarantors, entered into a Credit and Security Agreement (the “Credit Agreement”) with KeyBank National Association (the “Lender” or “KeyBank”). The Credit Agreement provides for a revolving credit facility in an aggregate amount of up to $10,000,000 (the “RLOC Facility”) with a sublimit of $1,000,000 available for issuances of letters of credit. Funds from the RLOC Facility are available for working capital and general corporate purposes, but not to fund any permitted acquisitions or other investments. No amounts were drawn under the RLOC Facility on the Closing Date. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

The RLOC Facility matures on August 25, 2025 and is secured (subject to permitted liens and other exceptions) by a first priority lien on all business assets, including intellectual property, of Gaia and the Subsidiary Guarantors.

Any advance by the Lender to Gaia as part of a borrowing under the RLOC Facility shall bear interest at the Daily Simple SOFR rate (subject to a floor of 0.00%), plus, the SOFR Index Adjustment of 0.10%, plus a margin of 2.00%; provided, that, during the existence of a Benchmark Unavailability Period or a SOFR Unavailability Period, advances shall bear interest at the Base Rate, which is a fluctuating interest rate per annum equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) KeyBank’s “prime rate,” (iii) SOFR and (iv) 3.00%, plus, in each instance, a margin of 1.00%.

The aggregate outstanding amount of advances under the Credit Agreement is required to be $0 for at least 30 consecutive days during the period commencing on the 12-month anniversary of the Closing Date and ending on the 24-month anniversary of the Closing Date.

The Credit Agreement contains customary affirmative and negative covenants (each with customary exceptions), including limitations on the Company’s ability to incur liens or debt, make investments, pay dividends, enter into transactions with its affiliates and engage in certain fundamental changes. Additionally, the Credit Agreement requires Gaia to maintain a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00 and to not permit the Leverage Ratio to exceed 1.50 to 1.00 for any computation period.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit and Security Agreement by and among Gaia, Inc. as Borrower, The Subsidiary Guarantors from time to time party hereto, and Keybank National Association, as Lender

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAIA, INC

Date:	August 26, 2022	By:	/s/ Paul Tarell
Name: Paul Tarell Title: Chief Financial Officer